PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACT: ANDREW ZAREF
(212) 373-5311
WESTWOOD ONE, INC.
REPORTS RECORD SECOND QUARTER 2005 REVENUES
REVENUES UP 1.6% TO RECORD
SECOND QUARTER REVENUES OF $141.8 MILLION
     New York, NY — August 5, 2005: Westwood One, Inc. (NYSE: WON) Revenues for the second quarter of 2005 were $141.8 million compared with $139.6 million for the second quarter of 2004, an increase of approximately $2.2 million, or 1.6%. For the second quarter of 2005, the Company benefited from a 7.7% increase in revenues from local/regional commercial advertisements, which includes increased revenues from complementary distribution channels.
     Operating income for the second quarter of 2005 was $41.4 million compared with $43.1 million in the second quarter of 2004, a decrease of approximately $1.7 million, or 4.0%. The decrease in operating income was primarily attributable to increased programming, production and distribution costs.
     Net income for the second quarter of 2005 was $23.1 million compared with $25.1 million in the second quarter of 2004, a decrease of $2.0 million, or 8.0%. Net income per diluted share decreased to $.25 per share from $.26 per share in the second quarter of 2004.
     Interest expense in the second quarter of 2005 was $4.1 million compared with $2.7 million in the second quarter of 2004, an increase of $1.4 million, or 52%. The increase in interest expense was due to an increase in outstanding borrowings and higher interest rates.
     Income tax expense in the second quarter of 2005 was $14.3 million compared with $15.3 million in the second quarter of 2004, a decrease of $1.0 million, or 6.5%. The Company’s effective income tax rate in the second quarter of 2005 was 38.2% compared with 37.8% in the second quarter of 2004. The increase in the Company’s effective tax rate is attributable to recent tax developments in the states in which we operate.

     Weighted average fully diluted shares outstanding in the second quarter of 2005 decreased approximately 5.8%. The decrease in weighted average fully diluted shares outstanding was primarily attributable to the Company’s stock repurchase program. In the second quarter of 2005, the Company repurchased approximately 1.9 million shares of its common stock for approximately $37.2 million.
     Non-GAAP1 free cash flow for the second quarter of 2005 was $27.5 million compared with $28.7 million for the second quarter of 2004. On a non-GAAP basis free cash flow per diluted share for the second quarter of 2005 increased to $.30 from $.29 for the second quarter of 2004, or 3.4%.
     The Company also announced the declaration of a cash dividend of $.10 per share for all issued and outstanding common stock, payable on August 31, 2005 to stockholders of record at the close of business on August 22, 2005. Further declarations of dividends, including the establishment of record and payment dates related to dividends, will be at the discretion of the Company’s Board of Directors.
Business Outlook
     Westwood One expects to deliver revenue growth of low-to-mid single digits resulting in low-to-mid single digit growth in operating income before depreciation and amortization for the second half of 2005.

[1]	All Non-GAAP financial measures have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included herein.

ABOUT WESTWOOD ONE

     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.
     Certain statements in this release, including those relating to the Company’s expected growth in revenues and operating income before depreciation and amortization and to the payment of dividends, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company’s reports filed with the United States Securities and Exchange Commission (“SEC”). Except as otherwise stated in this news announcement, Westwood One does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
     The following tables set forth the Company’s operating income before depreciation and amortization for the three month and six month periods ended June 30, 2005 and 2004. The Company defines “operating income before depreciation and amortization” as net income adjusted to exclude the following line items presented in its Statement of Operations: income taxes; other (income) expense; interest expense; and depreciation and amortization. While this non-GAAP measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled operating income before depreciation and amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or operating cash flow in prior disclosures.
     The Company uses operating income before depreciation and amortization, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions, to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry .
     Since operating income before depreciation and amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating income before depreciation and amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As operating income before depreciation and amortization excludes certain financial information included in net income, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, set forth below is a reconciliation of operating income before depreciation and amortization to net income, the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating income before depreciation and amortization	$46.5	$48.1	$81.0	$82.2
Depreciation and amortization	5.1	5.0	10.4	8.1

Operating income	41.4	43.1	70.6	74.1
Interest expense, net	4.0	2.7	7.6	5.5

Income before income taxes	37.4	40.4	63.0	68.6
Income taxes	14.3	15.3	24.1	25.9

Net income	$23.1	$25.1	$38.9	$42.7

     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per weighted average fully diluted share outstanding is defined by the Company as free cash flow divided by the weighted average fully diluted share outstanding.
     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or in isolation of, or as a substitute for, net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts net cash flows provided by operating activities (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items and removes the impact of sources and uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company has reconciled net cash flow provided by operating activities to free cash flow as follows:

WESTWOOD ONE, INC.
 SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net Cash Flow Provided by Operating Activities	$11.1	$24.8	$68.4	$76.0
Plus (Minus):
Changes in assets and liabilities:
Accounts Receivable	12.4	8.8	(6.6)	(10.4)
Prepaid & Other Assets	6.0	(1.5)	3.9	(4.1)
Deferred Revenue	(2.1)	(5.2)	1.5	(0.5)
Income Taxes Payable	(2.4)	(0.9)	(10.7)	(6.7)
Accounts Payable and Accrued and Other Liabilities	2.3	2.3	(4.4)	(2.5)
Amounts Payable to Related Parties	1.3	1.1	(2.2)	(0.2)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred Taxes	(0.2)	0.7	(0.4)	(0.3)
Amortization of Deferred Financing Costs	(0.1)	—	(0.2)	(0.5)
Capital Expenditures	(0.8)	(1.4)	(1.6)	(2.4)

Free Cash Flow	$27.5	$28.7	$47.7	$48.4

Diluted Shares Outstanding	$92.2	$97.9	$93.3	$99.0

Free Cash Flow per Diluted Share	$0.30	$0.29	$0.51	$0.49

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(Unaudited)
NET REVENUES	$141,837	$139,585	$275,919	$269,193

Operating Costs (include related party expenses of $20,564, $21,812, $42,009 and $44,327, respectively)	92,703	89,761	189,729	183,257

Depreciation and Amortization (includes related party warrant amortization of $2,427, $2,427, $4,854 and $2,765, respectively)	5,147	4,956	10,403	8,110

Corporate General and Administrative Expenses (includes related party expenses of $789, $759, $1,548 and $1,462, respectively)	2,632	1,806	5,216	3,776

	100,482	96,523	205,348	195,143

OPERATING INCOME	41,355	43,062	70,571	74,050
Interest Expense	4,075	2,700	7,786	5,617
Other (Income) Expense	(126)	(33)	(186)	(73)

INCOME BEFORE INCOME TAXES	37,406	40,395	62,971	68,506
INCOME TAXES	14,302	15,289	24,078	25,853

NET INCOME	$23,104	$25,106	$38,893	$42,653

EARNINGS PER SHARE:
BASIC	$0.25	$0.26	$0.42	$0.44

DILUTED	$0.25	$0.26	$0.42	$0.43

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	91,829	96,285	92,756	97,144

DILUTED	92,196	97,910	93,258	98,975

WESTWOOD ONE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,460	$10,932
Accounts receivable, net of allowance for doubtful accounts of $3,896 (2005) and $2,566 (2004)	135,431	142,014
Prepaid and other assets	24,899	21,400

Total Current Assets	179,790	174,346
PROPERTY AND EQUIPMENT, NET	44,407	47,397
GOODWILL	982,219	981,969
INTANGIBLE ASSETS, NET	5,591	6,176
OTHER ASSETS	33,568	36,391

TOTAL ASSETS	$1,245,575	$1,246,279

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	14,745	13,135
Amounts payable to related parties	22,513	20,274
Deferred revenue	12,806	14,258
Income taxes payable	14,934	5,211
Accrued expenses and other liabilities	36,284	28,463

Total Current Liabilities	101,282	81,341
LONG-TERM DEBT	391,601	359,439
DEFERRED INCOME TAXES	12,929	12,541
OTHER LIABILITIES	8,113	8,465

TOTAL LIABILITIES	513,925	461,786

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock: authorized 10,000,000 shares, none outstanding	—	—
Common stock, $.01 par value: authorized, 252,751,250 shares; issued and outstanding, 91,136,555 (2005) and 94,353,675 (2004)	907	944
Class B stock, $.01 par value: authorized, 3,000,000 shares; issued and outstanding, 291,796 (2005 and 2004)	3	3
Additional paid-in capital	277,337	369,036
Accumulated earnings	453,403	414,510

TOTAL SHAREHOLDERS’ EQUITY	731,650	784,493

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,245,575	$1,246,279